SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U- ___________

SEE REVERSE FOR
CERTAIN
DEFINITIONS

CHARDAN METROPOL ACQUISITION CORP.	CUSIP ___________

UNITS CONSISTING OF ONE (1) SERIES A SHARE AND ONE (1) WARRANT TO PURCHASE

ONE (1) ORDINARY SHARE

THIS CERTIFIES THAT
is the owner of	Units.

 Each Unit (“Unit”) consists of one (1) Series A Share, par value $0.0001 per share (“Series A Share”), of CHARDAN METROPOL ACQUISITION CORP., a British Virgin Islands company (the “Company”), and one (1) warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) ordinary share, par value $0.0001 per share (“ordinary shares”) for $10.00 per ordinary share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) the consolidation of each series ordinary shares into one class of ordinary shares after consummation of an initial acquisition transaction or post-acquisition tender offer, as the case may be, and (ii) ____________, 2013 [ONE YEAR FROM THE DATE OF THE IPO PROSPECTUS], and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2017, or the date of the Company's dissolution and winding up of the Company, or earlier upon redemption (the “Expiration Date”). The Series A Shares and Warrants comprising the Units represented by this certificate will begin separate trading 50 days after the date of the prospectus covering these securities (the “Prospectus”) or upon the announcement by the underwriters of the Company’s initial public offering of the decision to allow earlier trading; provided, however, in no event will the representative allow separate trading of the Series A Shares and Warrants until the Company files an audited balance sheet with the Securities and Exchange Commission reflecting the Company’s receipt of the gross proceeds of the offering and issues a press release announcing when such separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2012, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This Unit shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

We may not cancel the units at any time unless and until (i) we do not consummate our initial acquisition transaction within the allotted time period and are required to dissolve and liquidate the trust account, (ii) we have completed an acquisition transaction prior to a post-acquisition tender offer or (iii) we have otherwise consummated an acquisition and our trust account has been liquidated.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

CHARDAN METROPOL ACQUISITION CORP.

CORPORATE

SEAL

2012

BRITISH VIRGIN ISLANDS

CHARDAN METROPOL ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN  -  as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate an initial acquisition transaction within the allotted time, (ii) liquidation of the trust account upon a failure to commence or complete a post-acquisition tender offer within the allotted time, or (iii) if the holder seeks to convert his respective shares into cash in connection with an initial acquisition transaction which is actually consummated.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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